As filed with the Securities and Exchange Commission on July 21, 2000.

                                                         File No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                NetObjects, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                     94-3233791
   (State or Other Jurisdiction             (I.R.S. Employee Identification No.)
 of Incorporation or Organization)

               301 Galveston Drive, Redwood City, California 94063
                                 (650) 482-3200
 (Address, including ZIP Code and Telephone Number, of Principal Executive Offices)

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Mr. Samir Arora
                               301 Galveston Drive
                         Redwood City, California 94063
                     (Name and Address of Agent For Service)
                                 (650) 482-3200
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------ -------------------- ------------------- ------------------ ---------------
  Title of Securities Being Registered        Amount Being       Proposed Maximum   Proposed Maximum     Amount of
                                             Registered (1)       Offering Price        Aggregate       Registration
                                                                   Per Unit (2)      Offering Price         Fee
------------------------------------------ -------------------- ------------------- ------------------ ---------------
         1997 Stock Option Plan                 3,400,000              $7.58           $25,772,000         $6,804
         ----------------------
 Common Stock (par value $.01 per share)
       issuable for option grants
------------------------------------------ -------------------- ------------------- ------------------ ---------------

(1) Represents 3,400,000 additional shares reserved for issuance upon exercise of stock options under the Registrant's Amended and Restated 1997 Stock Option Plan. Shares issuable upon exercise of stock options under the Registrant's 1997 Stock Option Plan were originally registered on a registration statement on Form S-8 (No. 333- 79669) filed May 28, 1999, which registration statement is incorporated by reference. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices reported for the common stock on the Nasdaq National Market on July 20, 2000 pursuant to Rule 457(h)(i) and 457(c).

                     INCORPORATION OF DOCUMENTS BY REFERENCE

    The Registrant incorporates by reference into this registration statement the Registrant's Registration Statement (Registration No. 333-32954) on Form S-8 filed with the Securities and Exchange Commission on March 22, 2000.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on July 17, 2000.

                                         NETOBJECTS, INC.



                                         By      /s/ Samir Arora
                                            -----------------------------
                                            Samir Arora
                                            Chief Executive Officer


                                POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Samir Arora as his true and lawful attorney-in-fact and agent to act for him and on his behalf and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to the same offering, that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto), and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority) granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature                        Title                             Date
--------------------------------------------------------------------------------
  /s/ Samir Arora
----------------------
Samir Arora                      Chief Executive Officer           July 17, 2000

  /s/ Russell F. Surmanek
----------------------
Russell F. Surmanek              Chief Financial Officer           July 17, 2000

  /s/ John Sculley
----------------------
John Sculley                     Director                          July 17, 2000

  /s/ Lee A. Dayton
----------------------
Lee A. Dayton                    Director                          July 17, 2000

  /s/ Michael D. Zisman
----------------------
Michael D. Zisman                Director                          July 17, 2000

  /s/ Robert G. Anderegg
----------------------
Robert G. Anderegg               Director                          July 17, 2000

  /s/ Blake Modersitzki
----------------------
Blake Modersitzki                Director                          July 17, 2000

                                  Exhibit Index

Exhibit Number      Exhibit Description

4.1(1)              Amended and Restated 1997 Stock Option Plan

5.1                 Opinion of McCutchen, Doyle, Brown & Enersen, LLP

23.1 Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in Exhibit 5.1)

23.2                Consent of KPMG LLP

23.3                Consent of KPMG LLP

24.1                Power of Attorney (See page 4)




--------------
1 Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on February 5, 1999, as amended and declared effective on May 7, 1999 (No. 333-71893).


                                       2